Exhibit 10.2

BOOT BARN HOLDINGS, INC.
2014 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of January [•], 2015 between Boot Barn Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in Section 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”).

1.                                      Grant of Option.  Pursuant and subject to the Company’s 2014 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the common stock, par value $.0001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee	Greg Hackman

Number of Shares	100,000

Exercise Price Per Share	$[•](1)

Grant Date	[•](2)

Expiration Date	8th anniversary of the Grant Date

2.                                      Character of Option.  This Option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3.                                      Expiration of Option.  This Option shall expire at 5:00 p.m. Pacific time on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

a)                                     If the termination of your employment or other association is on account of your death or disability, the first anniversary of the date your employment ends.

b)                                     If the termination of your employment or other association is due to any other reason, 30 days after your employment or other association ends.

c)                                      If the Company or relevant Affiliate terminates your employment or other association for cause, or at the termination of your employment or other association the Company or relevant Affiliate had grounds to terminate your employment or other association for Cause (whether then or thereafter determined), immediately upon the

(1)  To be the effective date of the employment letter agreement

(2)  To be the Market Value (as defined in the Plan) of the shares of common stock as of the effective date.

termination of your employment or other association.  For this purpose, “Cause” means only (a) your engaging in gross neglect of your duties with the Company, or your fraud or dishonesty in connection with the performance of duties to the Company and its Affiliates, in either case which has a materially detrimental effect on the business or operations of the Company; (b) your engaging in any willful violation of any applicable confidential, non-disclosure or securities trading policy or policies of the Company or an Affiliate; and (c) your conviction by a court of competent jurisdiction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony; provided, however, that if you and the Company or relevant Affiliate are parties to an employment or similar agreement in effect immediately prior to your termination which defines cause, “Cause” shall mean “cause” as defined in said agreement.

4.                                      Exercise of Option.

a)                                     You may exercise this Option as to the number of Optioned Shares that have vested under Section 4(b) (the “Vested Shares”), in full or in part and at any time prior to the date this Option expires.  However, during any period that this Option remains outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise it only to the extent of any remaining Vested Shares determined as of immediately prior to the end of your employment or other association.  The procedure for exercising this Option is described in Section 7.1(e) of the Plan.  The vesting of the Optioned Shares may also be subject to any applicable provisions contained in any employment agreement between the Optionee and the Company or its subsidiaries (if any).

b)                                     Time-Based Vesting.  That number of Optioned Shares specified in the table below shall become Vested Shares on the date set forth opposite such number in the table below:

Number of Shares	Vesting Date
20,000	1st Anniversary of the Grant Date
20,000	2nd Anniversary of the Grant Date
20,000	3rd Anniversary of the Grant Date
20,000	4th Anniversary of the Grant Date
20,000	5th Anniversary of the Grant date

5.                                      Transfer of Option.  You may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

6.                                      Incorporation of Plan Terms.  This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 10 of the Plan (Settlement of Awards).

7.                                      Tax Consequences.  The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares.  You should rely on your own tax advisors for such advice.

8.                                      Treatment as Wages or Compensation.  No amounts paid or payable in connection with this Option shall constitute wages or compensation for purposes of any applicable law, if ever, prior to the date on which such amount has been earned, vested and become payable in accordance with the terms of this Agreement and the Plan.  No such amount shall be treated as wages or compensation for purposes of any employee or other benefit plan of the Company and its Affiliates except to the extent and at the time provided in the respective employee or other benefit plan.

9.                                      Acknowledgements.  You acknowledge that you have reviewed and understand the Plan and this Agreement in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Agreement.  You  hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

10.                               Further Assurances.  The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

11.                               Community Property.  Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, you shall be treated as agent and attorney-in-fact for that interest held or claimed by your spouse with respect to this Option and any Optioned Shares and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option and (following exercise) any such Optioned Shares.  This appointment is coupled with an interest and is irrevocable.

12.                               Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you.  Capitalized terms used but not defined herein shall have the meaning assigned under the Plan.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BOOT BARN HOLDINGS, INC.

By:
Greg Hackman
Title:

Optionee’s Address:

[Signature Page to Option Agreement]